UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

BrewBilt Brewing Company
(Exact name of registrant as specified in its charter)

Florida	000-53276	86-3424797
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

110 Spring Hill Drive # 17, Grass Valley, CA 95945
(Address of principal executive offices)

(530) 802-0036
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EMPLOYMENT AGREEMENTS

Jeff Lewis

Effective January 1, 2023, Jeffrey Lewis and BrewBilt Brewing Company (the “Company”) entered into a new Employment Agreement pursuant to which Mr. Lewis will continue to serve as the Company’s Chief Executive Officer.

Pursuant to the Employment Agreement, Mr. Lewis will receive an annual salary of $250,000 payable in monthly installments, with unpaid amounts accruing interest at the rate of 6% per annum. Unpaid salary may be converted by Mr. Lewis into shares of Series A Preferred Stock of the Company. Mr. Lewis will also be issued $150,000 of Series A Preferred Stock pursuant to the Employment Agreement. The Employment Agreement is for a term of one year, and may be terminated by either party at any time on 90-days’ prior written notice.

The foregoing description of the Employment Agreement between the Company and Mr. Lewis is qualified in its entirety by reference to the actual terms of the Employment Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Bennett Buchanan

Effective January 1, 2023, Bennett Buchanan and the Company entered into a new Employment Agreement pursuant to which Mr. Buchanan will continue to serve as a Director of the Company and be employed as its Chief Operating Officer.

Pursuant to the Employment Agreement, Mr. Buchanan will receive an annual salary of $250,000 payable in monthly installments, with unpaid amounts accruing interest at the rate of 6% per annum. Unpaid salary may be converted by Mr. Buchanan into shares of Series A Preferred Stock of the Company. Mr. Buchanan will also be issued $150,000 of Series A Preferred Stock pursuant to the Employment Agreement. The Employment Agreement is for a term of one year, and may be terminated by either party at any time on 90-days’ prior written notice.

The foregoing description of the Employment Agreement between the Company and Mr. Buchanan is qualified in its entirety by reference to the actual terms of the Employment Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

DIRECTOR AGREEMENTS

Effective January 1, 2023, each of Richard Hylen, Jef Lewis, Samuel Berry and Bennett Buchanan entered into new Board of Directors Agreement, pursuant to which each of such individuals will continue to serve as directors of the Company, and Mr. Hylen will continue to serve as Chairman.

Under the Board of Directors Agreements, each of Jef Lewis, Samuel Berry and Bennett Buchanan will be issued $150,000 shares of Series A Preferred Stock for serving as a Director of the Company during 2023, and Richard Hylen will be issued $50,000 shares of Series A Preferred Stock for serving as a Director of the Company during 2023; and each director not serving as an employee of the Company (currently only Mr. Hylen) will be paid $250 for participating in each meeting of the Company’s Board of Directors. The foregoing description of the Board Directors Agreements between the Company and each of its Directors is qualified in its entirety by reference to the actual terms of the Board of Directors Agreement, a form of which has been filed as Exhibit 10.3 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Employment Agreement between BrewBilt Brewing Company and Jeffrey Lewis, dated as of January 1, 2023

Exhibit 10.2	Employment Agreement between BrewBilt Brewing Company and Bennett Buchanan, dated as of January 1, 2023

Exhibit 10.3	Form of Board of Directors Agreement of BrewBilt Brewing Company, dated as of January 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrewBilt Brewing Company

Date: February 2, 2023	By:	/s/ Jef Lewis
Jef Lewis, Chief Executive Officer